UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2010
Hard Rock Hotel Holdings, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-52992	16-1782658

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4455 Paradise Road, Las Vegas, NV	89169

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 693-5000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 23, 2010, the board of directors of Hard Rock Hotel Holdings, LLC (the “Company”) appointed Joseph A. Magliarditi as Chief Operating Officer of the Company, Chief Executive Officer of Hard Rock Hotel, Inc. (a subsidiary of the Company) and Chief Executive Officer for the Hard Rock Hotel & Casino Las Vegas (which is owned by the Company). On the same date, Morgans Hotel Group Co. (a member of the Company) (“Morgans”) appointed Mr. Magliarditi as its Executive Vice President, Gaming.
Mr. Magliarditi, age 40, was the Executive Vice President and Chief Operating Officer of The M Resort, LLC from 2006 to 2010. The M Resort, LLC owns and operates M Resort Spa Casino in Las Vegas, Nevada. During that time, Mr. Magliarditi was also the Executive Vice President and Chief Operating Officer of Marnell Sher Gaming, LLC which owns and operates the Colorado Belle Hotel & Casino and Edgewater Hotel & Casino in Laughlin, Nevada and Saddle West Hotel Casino and RV Resort in Pahrump, Nevada. From 2000 to 2005, Mr. Magliarditi was the Executive Vice President, Chief Operating Officer and a board member of TRIRIGA INC., an enterprise software company. From 1994 to 2000, Mr. Magliarditi was the Vice President of Operations of Rio All-Suite Hotel & Casino and its successor Harrah’s Entertainment, Inc. Additionally, Mr. Magliarditi held the positions of Corporate Analyst, Director of Strategic Marketing and Vice President of Hotel Operations for Rio All-Suite Hotel & Casino prior to the merger with Harrah’s Entertainment, Inc. Mr. Magliarditi received his Masters of Business Administration from Hofstra University, Zarb School of Business. Mr. Magliarditi received his Bachelor of Arts, Economics and Marketing from Niagara University, School of Commerce. Additionally, Mr. Magliarditi has successfully completed post-graduate advanced study programs at Harvard Business School, Cornell University, School of Hotel Administration and University of California, Los Angeles, Anderson School of Management.
Morgans Hotel Group Management LLC (“Morgans Management”), the operator and manager of the Company’s properties, and the Company (for the purposes of specified provisions only) have entered into a four-year Employment Agreement with Mr. Magliarditi, which provides he will commence employment with Morgans Management on or before June 7, 2010 (the “Agreement”). Under the Agreement, Mr. Magliarditi is entitled to receive an annual base salary of $650,000, subject to increase in Morgans Management’s discretion, and an annual cash bonus with a maximum level of 75% of his annual base salary based on reasonable annual performance targets. The exact amount of the bonus, if any, will be determined by Morgans Management in its sole discretion. Mr. Magliarditi’s annual bonus for 2010, if any, will be prorated for the amount of time he works for Morgans Management during 2010, and within 30 days after he commences employment, Mr. Magliarditi and Morgans Management are expected to set reasonable performance goals upon which the 2010 annual bonus may be based. Pursuant to the Agreement, Mr. Magliarditi also is entitled to a grant of phantom equity awards that is tied to the value of common stock of Morgans in the form of 50,000 phantom restricted stock units under Morgans’ Amended and Restated 2007 Omnibus Stock Incentive Plan, which is referred to as the initial phantom equity grant. One-third of the initial phantom equity grant will vest on each of the first three anniversaries of the date of the grant.
Under the Agreement, Mr. Magliarditi is entitled to reimbursement of all reasonable and actual out-of-pocket expenses incurred by him in the performance of his services to Morgans Management consistent with Morgans Management’s written corporate policies. Mr. Magliarditi also is eligible for all benefits, including medical, dental, life insurance and 401(k), on the same basis as other, similarly situated executives of Morgans Management and in accordance with the terms of the various plans governing those benefits. Mr. Magliarditi is eligible for four weeks of annual paid vacation to be accrued in accordance with Morgans Management’s policy for its other senior executives.
Under the Agreement, Morgans Management may terminate Mr. Magliarditi’s employment with or without “Cause,” as defined in the Agreement, and Mr. Magliarditi may resign from his employment with or without “Good Reason,” as defined in the Agreement, after specified notice periods in certain cases. The Agreement also provides that Mr. Magliarditi’s employment will terminate automatically upon his death, or if Morgans Management determines in good faith that a “Disability,” as defined in the Agreement, has occurred and Mr. Magliarditi has not returned to full-time performance of his duties within 30 days after receipt of written notice from Morgans Management. If a notice of termination is tendered under the Amended and Restated Property Management Agreement, dated as of May 30, 2008, as amended (the “Property Management Agreement”), between certain of the Company’s subsidiaries and Morgans Management, the Agreement provides that Morgans Management may offer

Mr. Magliarditi employment in an alternative position with Morgans Management (referred to as a “Morgans employment notice”), and the Company may offer Mr. Magliarditi continued employment at the Hard Rock Hotel & Casino Las Vegas as its Chief Executive Officer and President, or in a position of similar or greater status and responsibility, on substantially similar or better terms as those contained in the Agreement (referred to as a “qualifying Hard Rock employment offer”). If Morgans Management or the Company does not offer such employment, or Mr. Magliarditi does not accept the offer, after specified periods his employment with Morgans Management will terminate.
The Agreement provides Mr. Magliarditi severance as described immediately below in each of the following circumstances:
•	if, during his employment period, Morgans Management terminates Mr. Magliarditi without Cause, he resigns for Good Reason, or a successor to Morgans Management fails to assume its obligations under the Agreement;

•	if, at the time of, or during the 12 month period following the effective date of, any Change in Control (as defined in the Agreement), Morgans Management terminates Mr. Magliarditi’s employment with or without Cause, or he resigns for Good Reason;

•	if Mr. Magliarditi’s employment terminates due to a termination of the Property Management Agreement and he rejects or does not receive any Morgans employment notice and does not receive a qualifying Hard Rock employment offer; or

•	if Mr. Magliarditi’s employment terminates at the end of the four-year employment period.
In each of the cases described above, other than under the indemnification provisions in the Agreement, Morgans Management’s only obligations to Mr. Magliarditi will be:
•	to pay his annual base salary through the date of termination to the extent it is unpaid and reimburse him for any business expenses not previously reimbursed,

•	to continue to pay his annual base salary for a period of 18 months after the date of termination (or six months after the date of termination in the case employment terminates at the end of the four-year employment period),

•	to continue to provide him medical and dental insurance benefits on the same basis as Morgans Management’s other executive employees for 18 months after the date of termination (or six months after the date of termination in the case employment terminates at the end of the four-year employment period),

•	to the extent not paid or provided, to pay or provide him any other amounts or benefits required to be paid or provided or which he is eligible to receive under any plan, program, policy or practice or other contract or agreement of Morgans Management through the date of termination, including, without limitation, any accrued but unused vacation, and

•	except in the case employment terminates at the end of the four-year employment period, to fully vest any unvested portion, if any, of the initial phantom equity grant, which, in the case of a termination of the Property Management Agreement, will be paid in a lump sum amount of equal value.
If, during his employment period, Mr. Magliarditi’s employment is terminated for Cause, due to death or Disability, or he resigns without Good Reason, Morgans Management will have the obligations described below. In addition, if Mr. Magliarditi’s employment terminates due to a termination of the Property Management Agreement and he rejects or does not receive a Morgans employment notice and receives and rejects or fails to timely respond to a qualifying Hard Rock employment offer, then Morgans Management will have no further obligations to Mr. Magliarditi other than as described below. In each of these cases, other than under the indemnification provisions in the Agreement, Morgans Management’s only obligations to Mr. Magliarditi, or his estate or beneficiaries, as applicable, will be:

•	to pay his base salary through the date of termination,

•	to pay for any accrued, unused vacation time as of the date of termination,

•	to pay any reasonable business expenses incurred as of the date of termination, and

•	if his employment terminates due to death or Disability, to immediately vest the initial phantom equity grant in accordance with the terms of the applicable award agreement.
Mr. Magliarditi also agreed to confidentiality, non-competition, and non-solicitation provisions set forth in the Agreement, and the Agreement provides for indemnification of Mr. Magliarditi by Morgans Management to the maximum extent permitted by applicable law and the Certificate of Organization and Operating Agreement of Morgans Management.
The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference. A copy of the press release announcing the appointment of Mr. Magliarditi as described above is filed herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement

99.1	Press Release dated May 25, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 30, 2010	Hard Rock Hotel Holdings, LLC
	By:	/s/ RICHARD SZYMANSKI
		Name:	Richard Szymanski
		Its:	Vice President